As filed with the Securities and Exchange Commission on June 9, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DIPEXIUM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	46-4995704 (I.R.S. Employer Identification No.)

61 Broadway, 19th Floor
New York, NY 10006
(212) 269-2834

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David P. Luci, Esq.

President and Chief Executive Officer

DIPEXIUM PHARMACEUTICALS, INC.

61 Broadway, 19th Floor
New York, NY 10006

(212) 269-2834

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ivan K. Blumenthal, Esq.

Daniel Bagliebter, Esq.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo P.C.

Chrysler Center, 666 Third Avenue

New York, NY 10017

Tel: (212) 935-3000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.        (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price per Unit		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee (1)
Common Stock, $0.001 par value		(2)		(3)		(3)	—
Debt Securities		(2)		(3)		(3)	—
Warrants		(2)		(3)		(3)	—
Rights		(2)		(3)		(3)	—
Purchase Contracts		(2)		(3)		(3)	—
Units		(2)		(3)		(3)	—
Total					$100,000,000.00		$11,620.00

(1)       Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price.

(2)       There are being registered hereunder such indeterminate number of shares of common stock, such indeterminate principal amount of debt securities, such indeterminate number of warrants, rights and purchase contracts to purchase common stock or debt securities, and such indeterminate number of units, as shall have an aggregate initial offering price not to exceed $100,000,000.00. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $100,000,000.00, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum initial offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. The securities registered also include such indeterminate number of shares of common stock and amount of debt securities as may be issued upon conversion of or exchange for debt securities that provide for conversion or exchange, upon exercise of warrants or rights or performance of purchase contracts or pursuant to the anti-dilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(3)       The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act of 1933, as amended.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED June 9, 2015

PROSPECTUS

DIPEXIUM PHARMACEUTICALS, INC.

$100,000,000.00

COMMON STOCK

DEBT SECURITIES

WARRANTS

RIGHTS

PURCHASE CONTRACTS

UNITS

This prospectus will allow us to issue, from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $100,000,000.00 of any combination of the securities described in this prospectus, either individually or in units. We may also offer common stock upon conversion of or exchange for the debt securities; common stock or debt securities upon the exercise of warrants, rights or performance of purchase contracts; or any combination of these securities upon the performance of purchase contracts.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.

Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is listed on the NASDAQ Capital Market, under the symbol “DPRX.” On June 8, 2015, the last reported sale price of our common stock on NASDAQ Capital Market was $14.99 per share.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 6 of this prospectus under the caption “Risk Factors.” We may include specific risk factors in supplements to this prospectus under the caption “Risk Factors.” This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                                 , 2015.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer shares of our common stock, various series of debt securities and/or warrants, rights or purchase contracts to purchase any of such securities, either individually or in units, in one or more offerings, with a total value of up to $100,000,000.00. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find More Information” before making an investment decision.

You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

We were organized originally as a limited liability company under the laws of the State of Delaware in January 2010. On March 12, 2014, we converted Dipexium Pharmaceuticals, LLC from a Delaware limited liability company to a Delaware corporation. See “Prospectus Summary — Corporate Conversion” for more information.

Unless the context otherwise requires, “Dipexium,” “the Company,” “we,” “us,” “our” and similar terms refer to Dipexium Pharmaceuticals, Inc.

PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements and in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Overview

We are a late stage pharmaceutical company focused on the development and commercialization of Locilex® (pexiganan cream 0.8%), a novel, first-in-class, broad spectrum, topical antibiotic. Locilex® is a chemically synthesized, 22-amino acid peptide isolated from the skin of the African Clawed Frog. Its novel mechanism of action kills microbial targets by disrupting the bacterial cell membrane; a process known as cell membrane permeability. Locilex® is initially being targeted for the treatment of mild infections of diabetic foot ulcers (or Mild DFI). In 2011, the market for diabetic foot infection therapeutics worldwide was approximately $1.46 billion. Our primary objective is to establish Locilex® as the standard of care for the treatment of patients with Mild DFI. Thereafter, our growth strategy includes potentially expanding the indications for Locilex® to include moderate infections of diabetic foot ulcers (or Moderate DFI) and certain other mild or moderate skin and skin structure infections in superficial wounds.

We believe that we have a clear clinical and regulatory pathway with the potential for near term United States Food and Drug Administration (or FDA) approval of Locilex®. We have reached agreement with the FDA through a special protocol assessment (or SPA) for our Phase 3 program. We intend to complete two pivotal Phase 3, double blind, placebo-controlled superiority studies. We began enrollment in these studies in the third quarter of 2014, and we anticipate completing enrollment in the second half of 2015. We also conducted two separate Phase 1 skin irritation and skin sensitization studies and we reported data on the first of these two Phase 1 studies in Q3 2014 and reported data on the second Phase 1 study in Q1 2015. If the data from our Phase 3 studies are sufficient to meet the primary endpoint, we expect to submit our new drug application (or NDA) for Locilex® to the FDA soon thereafter. We expect to receive a response from the FDA within six months of our NDA submission.

According to the Infectious Disease Society of America (or IDSA), diabetic foot infections (or DFI) may be classified by their clinical severity as mild, moderate, or severe. 47% of DFI patients first present to a treating physician in the mild stage of infection, 34% of DFI patients first present at the moderate stage and 18% of DFI patients first present at the severe stage. At the mild stage, patients can typically be treated on an outpatient basis and amputation risk is minimal (2% to 3% in Mild DFI). When not managed effectively, the potential for Mild DFI to progress to a limb- or life-threatening infection increases dramatically. Published research suggests amputation rates increase in Moderate DFI and severe infections of diabetic foot ulcers (or Severe DFI) to approximately 45% and 75%, respectively. Similarly, the hospitalization rate for Mild DFI patients is approximately 10%, increasing in Moderate DFI and Severe DFI to approximately 55% and 85%, respectively. Thus, DFIs are a major cause of patient morbidity, a substantial burden to the healthcare system, and a source of high financial costs.

Systemic antibiotics currently prescribe off-label to treat Mild DFI generate resistant pathogens which create infections that are more difficult to treat. Such antibiotics are also associated with toxic side effects in patients who typically have some degree of compromised liver and kidney function. We believe that a topical preparation like Locilex®, which is locally administered on the open wound and skin, offers significant advantages over systemic treatments. As a topical antibiotic, Locilex® affects only the area to which it is applied, and unlike most systemic antibiotics, it does not spread to the entire body through the bloodstream, which is host to a number of different bacteria other than bacteria causing the skin infection. Topical antibiotics are also delivered to the infected area at a higher concentration than those antibiotics that are delivered systemically. As a result, we believe that topical antibiotics are less likely to develop bacterial resistance, both because the higher antibiotic concentration more effectively kills the infection-causing bacteria before they develop resistance, and because other bacteria in the bloodstream are not exposed to the Locilex® topical cream. Currently, there are no products, including no antibiotics, specifically approved by the FDA for the treatment of Mild DFI, nor are there any topical antibiotics currently approved for any severity of DFI. As such, we believe that Locilex® has the potential to be the first topical antibiotic approved for the treatment of DFI, as well as the first product of any kind to be labeled specifically for the treatment of Mild DFI.

We believe that the key attributes of Locilex® are: (i) it has not generated resistant bacteria systemically; (ii) it has not generated cross resistance with other antibiotics; (iii) it has demonstrated activity against a broad spectrum of pathogens, including difficult to treat gram negative, and anaerobic bacteria; (iv) it has not been systemically absorbed; (v) it has not caused any significant safety or tolerability issues in over 500 patients treated; and (vi) it has demonstrated significant success treating multi-drug resistant bacteria in several laboratory tests and clinical trials performed to date. These attributes lead us to believe that Locilex® has the potential to be positioned as the standard of care to treat patients with Mild DFI. In addition, data generated to date support the potential use of Locilex® to treat a broad array of mild or moderate skin and skin structure infections in superficial wounds.

As reported in published research, Locilex® has previously demonstrated statistical non-inferiority to a systemic antibiotic in a large-scale, randomized, active-controlled double blind, multi-center clinical study in patients with Mild or Moderate DFI. We have conducted microbiology studies that highlight the sensitivity of resistant bacteria, including methicillin-resistant staphylococcus aureus (or MRSA), vancomycin-resistant enterococcus (or VRE), extended-spectrum b-lactamase (or ESBL) and multi-drug resistant (or MDR) bacteria, to pexiganan, the active pharmaceutical ingredient (or API) in Locilex®. Due to the increased global prevalence of resistant bacteria in all types of skin infections, Locilex® may provide an important therapeutic advance.

We have contracted with third party vendors with respect to all key elements of our clinical and regulatory program, including vendors to: (i) conduct the Phase 3 and Phase 1 clinical trials for Locilex®; (ii) manufacture the API; (iii) formulate the finished product; and (iv) label and package the product. We believe these key relationships will help drive our clinical and regulatory program for Locilex® in a timely and efficient manner.

Locilex® was originally sponsored by Magainin Pharmaceuticals, Inc. (or Magainin), which engaged in the FDA review process during 1998 and 1999, ultimately receiving a non-approvable letter based upon two manufacturing issues. We acquired the worldwide rights to pexiganan, the API in Locilex®, from a third party in April 2010. These rights included the prior formulation and all of the clinical and preclinical data generated by Magainin in its FDA review process. This includes data from over 1,000 evaluable patients, including 835 in large-scale, randomized, active-controlled, double blind, multi-center clinical studies as compared to a systemic quinolone standard of care as more fully described below. We believe we have corrected the manufacturing problems encountered by the prior sponsor.

Our Strategy

Our primary objective is to establish Locilex® as the standard of care to treat patients with Mild DFI. The key elements of our strategy are as follows:

•                  Complete the Phase 3 program for Locilex®.  As a result of our SPA for Locilex®, we believe the clinical pathway for Locilex® is clear. Working with our key third party vendors, we commenced our Phase 3 program in the third quarter of 2014 and we anticipate completing enrollment in the second half of 2015.

•                  Obtain FDA approval of Locilex® for Mild DFI.  If our Phase 3 trials meet their primary endpoints, we plan to submit our NDA for Locilex®.

•                  Commercially launch Locilex® in the U.S.  We plan to utilize a small specialty sales force to launch Locilex®, if it is approved, in the U.S., initially targeting podiatrists and potentially expanding to other specialty healthcare providers.

•                  Expand Locilex®’s FDA-approved uses.  If we are able to obtain FDA approval in Mild DFI, we will consider obtaining additional FDA approvals that will enable us to expand the Locilex® label to include patients with Moderate DFI and certain other mild or moderate skin and skin structure infections in superficial wounds.

•                  Commercialize Locilex in Europe.  We received formal clinical and regulatory guidance from the European Medicines Agency (EMA) in May 2015. Based upon the EMA guidance, we anticipate filing a marketing authorization application (or MAA) in the European Union under the centralized process in 2016 at or shortly after our intended submission of the new drug application (or NDA) to the FDA in the United States provided that we receive favorable efficacy, safety and microbiology data upon completion of our Phase 3 program in the United States.

We will rely on our strong management team, board of directors and scientific advisors to execute our strategy. The individuals on our management team, board of directors and scientific advisors will contribute their significant business development, finance, and regulatory experience to the development and commercialization of Locilex®.

Corporate Conversion

We were organized originally as a limited liability company under the laws of the State of Delaware in January 2010. On March 12, 2014, we converted Dipexium Pharmaceuticals, LLC from a Delaware limited liability company to a Delaware corporation. As a result of the corporate conversion:

•                  The Class A Membership Interests of Dipexium Pharmaceuticals, LLC became shares of common stock of Dipexium Pharmaceuticals, Inc. pursuant to a conversion ratio of seven shares of common stock of Dipexium Pharmaceuticals, Inc. for each Class A membership interest of Dipexium Pharmaceuticals, LLC previously held. Accordingly, 767,911 Class A Membership Interests of Dipexium Pharmaceuticals, LLC issued and outstanding immediately prior to the corporate conversion were converted automatically into 5,375,377 shares of Dipexium Pharmaceuticals, Inc.

•                  All of the outstanding warrants to purchase Class A Membership Interests of Dipexium Pharmaceuticals, LLC became warrants to purchase shares of common stock of Dipexium Pharmaceuticals, Inc. in a ratio of seven shares of common stock of Dipexium Pharmaceuticals, Inc. for each Class A membership interest of Dipexium Pharmaceuticals, LLC underlying such warrants, with the effect that warrants to purchase 4,900 Class A Membership Interests of Dipexium Pharmaceuticals, LLC outstanding immediately prior to the corporate conversion automatically converted into warrants to purchase 34,300 shares of Dipexium Pharmaceuticals, Inc. upon consummation of the corporate conversion.

•                  The exercise price of all of the outstanding warrants was adjusted in the same ratio as the seven-for-one conversion ratio noted above such that all of our outstanding warrants to purchase Class A Membership Interests of Dipexium Pharmaceuticals, LLC which were exercisable at $60 per Class A membership interest were automatically adjusted such that the new exercise price for the outstanding warrants upon consummating the corporate conversion was $8.57 per share, subject to certain adjustments noted in each of the warrants.

In connection with the corporate conversion, Dipexium Pharmaceuticals, Inc. continued to hold all property of Dipexium Pharmaceuticals, LLC and assumed all of the debts and obligations of Dipexium Pharmaceuticals, LLC. Dipexium Pharmaceuticals, Inc. is governed by a Certificate of Incorporation filed with the Delaware Secretary of State and Bylaws. On the effective date of the corporate conversion, the members of the board of directors of Dipexium Pharmaceuticals, LLC became the members of the board of directors of Dipexium Pharmaceuticals, Inc. and the officers of Dipexium Pharmaceuticals, LLC became the officers of Dipexium Pharmaceuticals, Inc. The purpose of the corporate conversion was to reorganize our corporate structure so that our company would continue as a corporation rather than a limited liability company, and so that our existing investors would own our common stock rather than equity interests in a limited liability company. In order to consummate the corporate conversion, a certificate of conversion was filed with the Secretary of State of the State of Delaware on March 12, 2014.

Corporate Information

Dipexium is headquartered in New York, New York, and we were organized originally as a limited liability company under the laws of the State of Delaware in January 2010. Our principal offices are located at 61 Broadway, Suite 1905, New York, NY 10006, and our telephone number is (212) 269-2834. Our principal website is www.dipexiumpharmaceuticals.com. The information on or that can be accessed through our website is not part of this prospectus. Our common stock is listed on the NASDAQ Capital Market and trades under the symbol “DPRX.”

Offerings Under This Prospectus

Under this prospectus, we may offer shares of our common stock, various series of debt securities and/or warrants, rights or purchase contracts to purchase any of such securities, either individually or in units, with a total value of up to $100,000,000.00, from time to time at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

•              the names of those agents or underwriters;

•              applicable fees, discounts and commissions to be paid to them;

•              details regarding over-allotment options, if any; and

•              the net proceeds to us.

This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

RISK FACTORS

Please carefully consider the risk factors described in our periodic reports filed with the SEC, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement. Additional risks and uncertainties not presently known to us or that we deem currently immaterial may also impair our business operations or adversely affect our results of operations or financial condition.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We are including the following cautionary statement in this prospectus to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for any forward-looking statements made by, or on behalf of us. With the exception of historical matters, the matters discussed in this prospectus are forward-looking statements (as defined in Section 21E of the Exchange Act) that involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenues, income and capital spending. When we use the words “believe,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “estimate,” “plan,” “predict,” “project,” or their negatives, or other similar expressions, the statements which include those words are usually forward-looking statements. When we describe strategy that involves risks or uncertainties, we are making forward-looking statements. The forward-looking statements in this prospectus speak only as of the date of this prospectus; we disclaim any obligation to update these statements unless required by securities law, and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks, contingencies and uncertainties relate to, among other matters, the following:

•                  our limited operating history and our history of significant operating losses;

•                  risks and uncertainties associated with our research and development activities, including our clinical trials;

•                  our dependence on Locilex® as our only product;

•                  our ability to raise capital when needed;

•                  the timing of and our ability to achieve U.S. or international regulatory approvals for Locilex® or any other product candidates we may develop;

•                  our dependence on others to conduct clinical research of, and to manufacture and market, Locilex®;

•                  the terms of future licensing arrangements, and whether we can enter into such arrangements at all;

•                  risks associated with the timing and receipt of licensing and milestone revenues, if any;

•                  our ability to gain market acceptance for Locilex® or any other product candidates we may develop;

•                  our ability to maintain or protect the validity of our patents and other intellectual property, including in connection with pending or future litigation against us;

•                  our ability to secure registration for our current and future patent applications;

•                  our ability to extend our licensed composition of matter patent No. 5,912,231 under the Hatch-Waxman Act with the cooperation of Scripps;

•                  our estimates of the size of the prospective markets in which we may offer Locilex®;

•                  our expectations regarding minimizing our development risk;

•                  our ability to establish new relationships and maintain current relationships;

•                  our ability to attract and retain key personnel;

•                  developments relating to our competitors or our industry; and

•                  acceptance of our business model by investors.

RATIO OF EARNINGS TO FIXED CHARGES

Any time debt securities are offered pursuant to this prospectus, we will provide a table setting forth our ratio of earnings to fixed charges on a historical basis in the applicable prospectus supplement, if required.

USE OF PROCEEDS

We cannot assure you that we will receive any proceeds in connection with securities which may be offered pursuant to this prospectus. Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of securities under this prospectus for our operations and for other general corporate purposes, including, but not limited to, our internal research and development programs and the development of new programs, general working capital and possible future acquisitions. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade, interest-bearing securities or apply them to the reduction of short-term indebtedness.

PLAN OF DISTRIBUTION

General Plan of Distribution

We may offer securities under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents or (3) directly to one or more purchasers, or through a combination of such methods. We may distribute the securities from time to time in one or more transactions at:

•                  a fixed price or prices, which may be changed from time to time;

•                  market prices prevailing at the time of sale;

•                  prices related to the prevailing market prices; or

•                  negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any underwriter or agent involved in the offer or sale of the securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make re-sales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement information regarding any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•                  the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•                  if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Shares of our common stock sold pursuant to the registration statement of which this prospectus is a part will be authorized for quotation and trading on the NASDAQ Capital Market. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the NASDAQ Capital Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

DESCRIPTION OF CAPITAL STOCK

Our certificate of incorporation, which was adopted on March 12, 2014, at the time of our corporate conversion, authorizes the issuance of 30,000,000 shares of common stock, $0.001 par value per share. As of June 1, 2015, there were 8,566,047 shares of our common stock issued and outstanding (on an as converted basis after giving effect to the conversion of each Class A membership interest of Dipexium Pharmaceuticals, LLC into seven shares of common stock of Dipexium Pharmaceuticals, Inc.) and held of record by approximately 107 stockholders. The following is a summary of our capital stock following consummation of our corporate conversion.

Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and are not entitled to cumulative voting rights.

Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of funds legally available therefor, subject to any preferential distribution rights of third parties (of which there are presently none). Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities.

Holders of our common stock have no preemptive, subscription, redemption or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock. All of the outstanding shares of our common stock are fully-paid and nonassessable. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any indebtedness of our company.

Preferred Stock

Our certificate of incorporation does not permit our board of directors to designate and issue shares of preferred stock.

Warrants

As of June 1, 2015, warrants for the issuance of 28,000 shares of our common stock were outstanding, all of which are exercisable at an exercise price of $8.57 per share, after taking into effect the conversion of each Class A membership interest of Dipexium Pharmaceuticals, LLC into seven shares of common stock of Dipexium Pharmaceuticals, Inc. All of the warrants are exercisable through various dates expiring between July 23, 2015 and November 15, 2018. The exercise price and the number of warrant shares purchasable upon the exercise of the warrants are subject to adjustment upon the occurrence of certain events, including stock dividends, stock splits, combinations and reclassifications of our capital stock. The warrants also contain a “cashless exercise” provision.

Registration Rights

Each of our investors in our previous private placements are party to an Investor Rights Agreement affording them certain “piggy back” registration rights with respect to their Class A membership interests in our company and Class A membership interests underlying warrants held by such investors. This is comprised of 402,248 shares of our common stock on a post-conversion basis. We refer to all of such Class A membership interests as “registrable securities.” If at any time when there is not an effective registration statement covering all of the registrable securities, we determine to prepare and file with the SEC a registration statement relating to an offering for our own account or the account of others under the Securities Act of any of our equity securities (other than on Form S-4 or Form S-8), we are required to send to each holder of registrable securities written notice of such determination and, if within seven business days after receipt of such notice, any such holder shall so request in writing (which request shall specify the registrable securities intended to be disposed of by the holder), we will cause the registration under the Securities Act of all registrable securities which we have been so requested to register by the holder, except in connection with this registration statement, for which each holder has waived any and all rights to have its shares included; provided, however, that, in connection with any underwritten public offering of our securities, we maintain the right to not register all or any portion of the registrable securities if it is determined that such registration would materially and adversely affect such underwritten public offering.

Transfer Agent and Registrar

The transfer agent and registrar of our common stock is VStock Transfer LLC.

Delaware Law and Certain Charter and By-Law Provisions

Delaware Anti-Takeover Law.    Since our corporate conversion on March 12, 2014, we are subject to Section 203 of the Delaware General Corporation Law (or DGCL). Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•                  prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•                  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding specified shares; or

•                  at or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•                  any merger or consolidation involving the corporation and the interested stockholder;

•                  any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the corporation to or with the interested stockholder;

•                  subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•                  subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•                  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any person that is:

•                  the owner of 15% or more of the outstanding voting stock of the corporation;

•                  an affiliate or associate of the corporation who was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date; or

•                  the affiliates and associates of the above.

Under specific circumstances, Section 203 makes it more difficult for an “interested stockholder” to effect various business combinations with a corporation for a three-year period, although the stockholders may, by adopting an amendment to the corporation’s certificate of incorporation or bylaws, elect not to be governed by this section, effective 12 months after adoption.

Our certificate of incorporation and bylaws do not exclude us from the restrictions of Section 203. We anticipate that the provisions of Section 203 might encourage companies interested in acquiring us to negotiate in advance with our board of directors since the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder.

Certificate of Incorporation and Bylaws.    Our certificate of incorporation and bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or tender offers or delaying or preventing a change of control of our company. These provisions are as follows:

•                  they do not permit our stockholders to act by written consent. As a result, any action by our stockholders must be taken at a duly called annual or special meeting of stockholders;

•                  they provide that special meetings of stockholders may be called only by the board of directors, our Chairman of the board of directors, one of our executive officers, or at the request in writing by stockholders of record owning at least sixty-six and two thirds (66 2/3%) percent of the issued and outstanding voting shares of common stock; and

•                  they do not include a provision for cumulative voting in the election of directors. Under cumulative voting, a minority stockholder holding a sufficient number of shares may be able to ensure the election of one or more directors. The absence of cumulative voting may have the effect of limiting the ability of minority stockholders to effect changes in our board of directors.

Elimination of Monetary Liability for Officers and Directors

Our certificate of incorporation incorporates certain provisions permitted under the DGCL relating to the liability of directors. The provisions eliminate a director’s liability for monetary damages for a breach of fiduciary duty, including gross negligence, except in circumstances involving certain wrongful acts, such as the breach of director’s duty of loyalty or acts or omissions, which involve intentional misconduct or a knowing violation of law. These provisions do not eliminate a director’s duty of care. Moreover, these provisions do not apply to claims against a director for certain violations of law, including knowing violations of federal securities law. Our certificate of incorporation also contains provisions to indemnify the directors, officers, employees or other agents to the fullest extent permitted by the DGCL. We believe that these provisions will assist us in attracting and retaining qualified individual to serve as directors.

Indemnification of Officers and Directors

Our certificate of incorporation also contains provisions to indemnify the directors, officers, employees or other agents to the fullest extent permitted by the DGCL. These provisions may have the practical effect in certain cases of eliminating the ability of shareholders to collect monetary damages from directors. We are also a party to indemnification agreements with each of our directors. We believe that these provisions will assist us in attracting or retaining qualified individuals to serve as our directors.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities offered under such prospectus supplement may differ from the terms we describe below, and to the extent the terms set forth in a prospectus supplement differ from the terms described below, the terms set forth in the prospectus supplement shall control.

We may sell from time to time, in one or more offerings under this prospectus, debt securities, which may be senior or subordinated. We will issue any such senior debt securities under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue any such subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We use the term “indentures” to refer to either the senior indenture or the subordinated indenture, as applicable. The indentures will be qualified under the Trust Indenture Act of 1939, as in effect on the date of the indenture. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

General

Each indenture will provide that debt securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies. Neither indenture will limit the amount of debt securities that may be issued thereunder, and each indenture will provide that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to such series.

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

•  the title or designation;

•                  the aggregate principal amount and any limit on the amount that may be issued;

•                  the currency or units based on or relating to currencies in which debt securities of such series are denominated and the currency or units in which principal or interest or both will or may be payable;

•                  whether we will issue the series of debt securities in global form, the terms of any global securities and who the depositary will be;

•                  the maturity date and the date or dates on which principal will be payable;

•                  the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;

•                  whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•                  the terms of the subordination of any series of subordinated debt;

•                  the place or places where payments will be payable;

•                  our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•                  the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

•                  the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•                  whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

•                  whether we will be restricted from incurring any additional indebtedness;

•                  a discussion on any material or special U.S. federal income tax considerations applicable to a series of debt securities;

•                  the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

•  any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under the applicable indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee under such indenture must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

Our obligations pursuant to any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of senior indebtedness we may incur. It also does not limit us from issuing any other secured or unsecured debt.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

General

We may issue warrants to our stockholders to purchase shares of our common stock. We may offer warrants separately or together with one or more debt securities, common stock, rights or purchase contracts, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the warrant to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the warrant, warrant agreement or warrant certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable warrant agreement and warrant certificate for additional information before you decide whether to purchase any of our rights.

We will provide in a prospectus supplement the following terms of the rights being issued:

•                  the date of determining the stockholders entitled to the rights distribution;

•                  the aggregate number of shares of common stock or other securities purchasable upon exercise of the rights;

•                  the exercise price;

•                  the aggregate number of rights issued;

•                  whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

•                  the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

•                  the method by which holders of rights will be entitled to exercise;

•                  the conditions to the completion of the offering, if any;

•                  the withdrawal, termination and cancellation rights, if any;

•                  whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

•                  whether stockholders are entitled to oversubscription rights, if any;

•                  any applicable U.S. federal income tax considerations; and

•                  any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

Each warrant will entitle the holder of rights to purchase for cash the principal amount of shares of common stock or other securities at the exercise price provided in the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise warrants as described in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the warrants issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Warrant Agent

The warrant agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF RIGHTS

General

We may issue rights to our stockholders to purchase shares of our common stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, debt securities, common stock, warrants or purchase contracts, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

We will provide in a prospectus supplement the following terms of the rights being issued:

•                  the date of determining the stockholders entitled to the rights distribution;

•                  the aggregate number of shares of common stock or other securities purchasable upon exercise of the rights;

•                  the exercise price;

•                  the aggregate number of rights issued;

•                  whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

•                  the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

•                  the method by which holders of rights will be entitled to exercise;

•                  the conditions to the completion of the offering, if any;

•                  the withdrawal, termination and cancellation rights, if any;

•                  whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

•                  whether stockholders are entitled to oversubscription rights, if any;

•                  any applicable U.S. federal income tax considerations; and

•                  any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Rights Agent

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or variable number of our debt securities, shares of common stock, warrants or rights, or securities of an entity unaffiliated with us, or any combination of the above, at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or variable number of our debt securities, shares of common stock, warrants, rights or other property, or any combination of the above. The price of the securities or other property subject to the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula described in the purchase contracts. We may issue purchase contracts separately or as a part of units each consisting of a purchase contract and one or more of our other securities described in this prospectus or securities of third parties, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract. The purchase contracts may require us to make periodic payments to holders or vice versa and the payments may be unsecured or pre-funded on some basis. The purchase contracts may require holders to secure the holder’s obligations in a manner specified in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of any purchase contracts in respect of which this prospectus is being delivered, including, to the extent applicable, the following:

•                  whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•                  whether the purchase contracts are to be prepaid;

•                  whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

•                  any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•                  any applicable U.S. federal income tax considerations; and

•                  whether the purchase contracts will be issued in fully registered or global form.

The preceding description sets forth certain general terms and provisions of the purchase contracts to which any prospectus supplement may relate. The particular terms of the purchase contracts to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the purchase contracts so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the purchase contracts described in a prospectus supplement differ from any of the terms described above, then the terms described above will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable purchase contract for additional information before you decide whether to purchase any of our purchase contracts.

DESCRIPTION OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplements summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units consisting of common stock, one or more debt securities, warrants, rights or purchase contacts for the purchase of common stock and/or debt securities in one or more series, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

•                  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•                  any provisions of the governing unit agreement that differ from those described below; and

•                  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Common Stock,” “Description of Debt Securities,” “Description of Warrants,” “Description of Rights” and “Description of Purchase Contracts” will apply to each unit, as applicable, and to any common stock, debt security, warrant, right or purchase contract included in each unit, as applicable.

Unit Agent

The name and address of the unit agent for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Provisions of Delaware Law Governing Business Combinations

We are subject to the “business combination” provisions of Section 203 of the DGCL. In general, such provisions prohibit a publicly held Delaware corporation from engaging in any “business combination” transactions with any “interested stockholder” for a period of three years after the date on which the person became an “interested stockholder,” unless:

•                  prior to such date, the board of directors approved either the “business combination” or the transaction which resulted in the “interested stockholder” obtaining such status; or

•                  upon consummation of the transaction which resulted in the stockholder becoming an “interested stockholder,” the “interested stockholder” owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the “interested stockholder”) those shares owned by (a) persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•                  at or subsequent to such time the “business combination” is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the “interested stockholder.”

A “business combination” is defined to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns 15% or more of a corporation’s voting stock or within three years did own 15% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us.

Limitations on Liability and Indemnification of Officers and Directors

Section 145 of the DGCL authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Our amended and restated certificate of incorporation limits the liability of our officers and directors to the fullest extent permitted by the DGCL, and our amended and restated certificate of incorporation provides that we will indemnify our officers and directors to the fullest extent permitted by such law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been information that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL MATTERS

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York, will pass upon the validity of the issuance of the securities to be offered by this prospectus.

EXPERTS

The balance sheets of Dipexium Pharmaceuticals, Inc. as of December 31, 2014 and 2013, and the related statements of operations, changes in members’ and shareholders’ equity and cash flows for each of the years in the two-year period ended December 31, 2014, have been audited by CohnReznick LLP, independent registered public accounting firm, as stated in their report which is incorporated by reference. Such financial statements have been incorporated by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. SEC filings are also available at the SEC’s web site at http://www.sec.gov.

This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

We also maintain a website at www.dipexiumpharmaceuticals.com, through which you can access our SEC filings. The information set forth on, or accessible from, our website is not part of this prospectus.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement and any prospectus supplement filed hereafter, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:

•                                          our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed on March 23, 2015;

•                                          our Quarterly Report on Form 10-Q filed on May 13, 2015;

•                                          our Current Reports on Form 8-K filed on March 24, 2015 and May 19, 2015;

•                                          our Definitive Proxy Statement on Schedule 14A filed on April 1, 2015, but only to the extent that such information was incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2014;

•                                          the description of our common stock contained in our Registration Statement on Form 8-A, filed on March 12, 2014 pursuant to Section 12(b) of the Exchange Act, which incorporates by reference the description of the shares of our common stock contained in our Registration Statement on Form S-1 (File No. 333-193780) filed on February 6, 2014 and declared effective by the SEC on March 12, 2014, and any amendment or report filed with the SEC for purposes of updating such description; and

•                                          all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of the offering of securities under this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents;

Unless otherwise noted, the SEC file number for each of the documents listed above is 001-36351.

In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting: Investor Relations, Dipexium Pharmaceuticals, Inc., 61 Broadway, Suite 1905, New York, New York 10006, or call (212) 269-2834.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth an itemization of the various expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered. All of the amounts shown are estimated except the SEC Registration Fee.

SEC Registration Fee	$11,620.00
Legal Fees and Expenses	*
Accounting Fees and Expenses	*
Miscellaneous	*
Total	$ *

*              Fees depend on number of issuances and amount of securities sold and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (or the “DGCL”) empowers a Delaware corporation to indemnify our officers and directors and certain other persons to the extent and under the circumstances set forth therein.

The Registrant’s Certificate of Incorporation and Bylaws provide for indemnification of officers and directors of the Registrant and certain other persons against liabilities and expenses incurred by any of them to the fullest extent permitted by the DGCL, subject to certain stated conditions.

The above discussion of the Registrant’s Certificate of Incorporation, Bylaws, and Section 145 of the DGCL is not intended to be exhaustive and is qualified in its entirety by such Certificate of Incorporation, Bylaws and statute.

Item 16. Exhibits

The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which Exhibit Index is hereby incorporated by reference.

Item 17. Undertakings

(a)    The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)     That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)     That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)     The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on June 9, 2015.

DIPEXIUM PHARMACEUTICALS, INC.

By	/s/ David P. Luci
David P. Luci, Esq. President and Chief Executive Officer (Authorized Officer and Principal Executive Officer)

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Dipexium Pharmaceuticals, Inc., hereby severally constitute and appoint David P. Luci and Robert G. Shawah as our true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David P. Luci	President and Chief Executive Officer	June 9, 2015
David P. Luci, Esq.	(Principal Executive Officer and Principal Financial and Accounting Officer)

/s/ Robert G. Shawah	Chief Accounting Officer and Treasurer (Authorized Officer and Principal Financial and Accounting Officer)	June 9, 2015
Robert G. Shawah

/s/ Robert J. DeLuccia	Executive Chairman of the Board of Directors	June 9, 2015
Robert J. DeLuccia

/s/ Jack H. Dean	Director	June 9, 2015
Dr. Jack H. Dean

/s/ Michael Duffy, Esq.	Director	June 9, 2015
Michael Duffy, Esq.

/s/ Thomas Harrison	Director	June 9, 2015
Thomas Harrison

/s/ Barry Kagan	Director	June 9, 2015
Barry Kagan

/s/ William J. McSherry, Jr., Esq.	Director	June 9, 2015
William J. McSherry, Jr., Esq.

EXHIBIT INDEX

Exhibit		Incorporated	Filing	SEC File/Reg.
Number	Description	By Reference	Date	Number

1.1*	Form of Underwriting Agreement.
2.1	Asset Purchase Agreement, dated April 8, 2010, by and between the registrant and Genaera Liquidating Trust.	Form S-1 (Exhibit 2.1)	2/6/2014	333-193780
2.2	Certificate of Conversion, as filed with the Secretary of State of the State of Delaware, on March 12, 2014.
4.1*	Form of Common Stock Certificate.
4.2*	Form of Senior Debt Security.
4.3*	Form of Subordinated Debt Security.
4.4*	Form of Senior Indenture.
4.5*	Form of Subordinated Indenture.
4.6*	Form of Warrant Agreement and Warrant Certificate.
4.7*	Form of Rights Agreement and Right Certificate.
4.8*	Form of Purchase Contract.
4.9*	Form of Unit Agreement and Unit.
4.10	Form of Investor Rights Agreement, dated July 23, 2010, between the registrant and certain purchasers.	Form S-1 (Exhibit 10.21)	2/6/2014	333-193780
4.11	Form of Investor Rights Agreement Joinder, between the registrant and certain purchasers.	Form S-1 (Exhibit 10.22)	2/6/2014	333-193780
4.12	Form of Warrant, dated July 23, 2010, issued by the registrant to certain purchasers.	Form S-1 (Exhibit 10.14)	2/6/2014	333-193780
4.13	Form of Warrant, dated March 11, 2011, issued by the registrant to certain purchasers.	Form S-1 (Exhibit 10.15)	2/6/2014	333-193780
4.14	Form of Warrant, dated October 14, 2011, issued by the registrant to certain purchasers.	Form S-1 (Exhibit 10.16)	2/6/2014	333-193780
4.15	Form of Warrant, dated March 30, 2012, issued by the registrant to certain purchasers.	Form S-1 (Exhibit 10.17)	2/6/2014	333-193780
4.16	Form of Warrant, dated November 21, 2012, issued by the registrant to certain purchasers.	Form S-1 (Exhibit 10.18)	2/6/2014	333-193780
4.17	Form of Warrant, dated February 13, 2013, issued by the registrant to certain purchasers.	Form S-1 (Exhibit 10.19)	2/6/2014	333-193780
4.18	Form of Warrant, dated July 12, 2013, issued by the registrant to certain purchasers	Form S-1 (Exhibit 10.20)	2/6/2014	333-193780
5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. with respect to the legality of the securities being registered.
12.1*	Computation of Ratio of Earnings to Fixed Charges.
23.1	Consent of CohnReznick LLP.
23.2	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in the opinion filed as Exhibit 5.1).
24.1	Powers of Attorney (included on the signature page of this registration statement).

25.1*

The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Senior Indenture will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.

25.2*

The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Indenture will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.

* To be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act.